UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

August 16, 2011
Date of Report (Date of earliest event reported)

PRECISION CASTPARTS CORP.
(Exact name of registrant as specified in its charter)

Oregon	1-10348	93-0460598
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4650 S.W. Macadam Avenue
Suite 400
Portland, Oregon 97239-4254
(Address of principal executive offices)

(503) 946-4800
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07.    SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.
Precision Castparts Corp. ("the Company") held its Annual Meeting of Shareholders on August 16, 2011. Set forth below are the final voting results for each of the proposals submitted to a vote of the shareholders.

		Votes For	Withheld	Broker Non-Votes
1. Election of Directors
Don R. Graber		116,091,478	3,043,114	8,844,162
Lester L. Lyles		116,413,811	2,720,781	8,844,162
Timothy A. Wicks		116,147,838	2,986,754	8,844,162

		Votes For	Votes Against	Abstentions
2. Ratification of the appointment of Deloitte & Touche LLP as independent registered public accounting firm for the year ending April 1, 2012		127,671,598	188,548	118,608

	Votes For	Votes Against	Abstentions	Broker Non-Votes
3. Advisory vote regarding compensation of the Company's named executive officers	115,457,449	1,975,308	1,701,835	8,844,162

	1 Year	2 Years	3 Years	Abstentions
4. Advisory vote on the frequency of advisory votes on compensation of the Company's named executive officers	96,390,718	114,187	21,067,403	1,562,284

After considering the results of the advisory shareholder vote, the Company has determined that it will include an annual Say-on-Pay vote in its proxy materials until the next required advisory vote on the frequency of holding a Say-on-Pay vote, which will occur no later than the Company's 2017 Annual Meeting.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRECISION CASTPARTS CORP.

Date:	August 18, 2011	By:	/s/ Shawn R. Hagel
		Name:	Shawn R. Hagel
		Title:	Senior Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)